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                    U.S. SECURITIES AND EXCHANGE COMMISSION
                                WASHINGTON, D.C.

                                  FORM 8-K
                                CURRENT REPORT

                      Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                                 March 30, 1998
                 ------------------------------------------------
                 Date of Report (date of earliest event reported)

                          SEAHAWK DEEP OCEAN TECHNOLOGY, INC.
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               Exact name of Registrant as Specified in its Charter

         Colorado                 0-18329                 84-1087879
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State or Other Jurisdiction    Commission File    IRS Employer Identification
     of Incorporation              Number                   Number

              5102 South Westshore Boulevard, Tampa, Florida 33611
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           Address of Principal Executive Offices, Including Zip Code

                                (813) 832-4040
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               Registrant's Telephone Number, Including Area Code
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ITEM 5.  OTHER EVENTS.

In March, 1998, the Company received a demand for indemnity from Greg Stemm, John Morris and Dan Bagley, all former directors and officers of the Company, for payment of the sum of expenses they incurred in defending an action brought against them by the Securities and Exchange Commission. The indemnification claim was made under Colorado corporate law. As of this date, the Company has received itemization of the purported legal fees and costs incurred in the defense of the former directors and officers in the amount of approximately $700,000. In the event that the Company resists or fails to resolve the claim for indemnity, the former directors and officers have indicated their intention to proceed with a lawsuit.

The Company's directors are investigating merits of the claim including the fact that the Company formerly agreed with the Securities and Exchange Commission that it would not pay the legal expenses of Stemm, Morris or Bagley in their defense of the action in question.

In the event that the Company determines that the claim has no merit, the Company will vigorously resist the demand for indemnity.


                                 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                   SEAHAWK DEEP OCEAN TECHNOLOGY, INC.

Dated: May 7, 1998                 By/s/ John T. Lawrence
                                     John T. Lawrence, President